FIRST AMENDMENT
                                    TO THE
                                TRUST AGREEMENT
                                   UNDER THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN
             (With Citizens Commercial & Savings Bank as Trustee)


         WHEREAS, the Commercial National Bank of Berwyn Amended and Restated
Section 401(k) Profit Sharing Plan ("Berwyn Plan") was consolidated with the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), effective as of January 1, 1990;

         WHEREAS, employer contributions made under the Berwyn Plan prior to its consolidation with the Plan have been held in trust by Commercial National Bank of Berwyn pursuant to the Trust Agreement under the Citizens Banking Corporation Amended and Restated Section 401(k) Plan (with Commercial National Bank of Berwyn as Trustee) ("Berwyn Trust");

         WHEREAS, all other assets of the consolidated Plan are held in trust by Citizens Commercial & Savings Bank pursuant to the Trust Agreement under the Citizens Banking Corporation Amended and Restated Section 401(k) Plan (with Citizens Commercial & Savings Bank as Trustee) ("Citizens Trust");

         WHEREAS, Citizens Banking Corporation ("Parent Company") desires to further consolidate the administration of the Plan by having all Plan assets held under the Citizens Trust.

         NOW, THEREFORE, pursuant to Section 9.1 of the Citizens Trust and in accordance with authority granted by its Board of Directors, Citizens
Banking Corporation hereby adopts this First Amendment, to be effective upon acceptance by Citizens Commercial & Savings Bank of its appointment as successor Trustee of assets held under the Berwyn Trust, which assets are to be transferred to the Citizens Trust.

         1.      Section 1.2 is amended in its entirety to read as follows:

         1.2 Designation of Trustee. The Parent Company hereby designates the Trustee to continue to hold in trust all funds contributed to the Plan and earnings thereon, together referred to herein as the "Fund," for the purpose of providing benefits as described in the Plan. Employer contributions made under the Commercial National Bank of Berwyn Amended and Restated Section 401(k) Profit Sharing Plan prior to its consolidation with the Plan, which were held under a separate trust agreement between the Parent Company and Commercial National Bank of Berwyn as trustee, shall be transferred to the Trustee and shall be held under the terms of this Trust Agreement.


                                          CITIZENS BANKING CORPORATION,
                                          Parent Company

/S/ Kathleen Finch                       By:/S/ Gary P. Drainville
- -------------------------------             ------------------------------
Witness                                     Gary P. Drainville
                                            Senior Vice President



                                         CITIZENS COMMERCIAL & SAVINGS BANK,
                                         Trustee


/S/ Kathleen Finch                       By:/S/ Stephen I. Swett
- --------------------------------            -------------------------------
Witness                                     Stephen I. Swett
                                            Senior Vice President